UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 08, 2025
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RALLYBIO CORPORATION
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-40693	85-1083789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	234 Church Street, Suite 1020 New Haven, Connecticut	06510
	(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: 203 859-3820
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RLYB	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 8, 2025, Rallybio Corporation (“Rallybio”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Recursion Pharmaceuticals, Inc., (“Recursion”), Exscientia Ventures I, Inc., an indirect wholly-owned subsidiary of Recursion (“Buyer”) and Rallybio IPB, LLC, a wholly-owned subsidiary of Rallybio (“Seller”), pursuant to which Buyer purchased 50% of the issued and outstanding membership interests (the “Membership Interests”) of RE Ventures I, LLC (the “ENPP1 JV”) from Seller in exchange for cash and the issuance of shares (“Shares”) of Class A Common Stock of Recursion (the “Sale”). Prior to the closing of the Sale, Seller held 50% of the Membership Interests of the ENPP1 JV. As a result of the Sale, the ENPP1 JV became an indirect wholly-owned subsidiary of Recursion.

Pursuant to the terms of the Purchase Agreement, on July 8, 2025, Recursion issued to Seller an aggregate of 1,457,952 Shares (the “Initial Shares”) as partial consideration for the Sale, calculated by dividing $7,500,000 by a per share price of $5.1442, which is the volume weighted average price of Recursion’s Class A Common Stock over the seven consecutive trading days ending on July 7, 2025, the last trading day before the execution of the Purchase Agreement.

The Purchase Agreement also provides that, subject to certain conditions, if Seller sells the Initial Shares and the net proceeds from such sales are less than $7,500,000, then Recursion is required to pay to Seller an amount in cash equal to the amount by which such net proceeds are less than $7,500,000. If the net proceeds from such sales exceed $7,500,000, then Seller is required to pay Recursion an amount in cash equal to the amount by which such proceeds exceed $7,500,000.

In addition, under the terms of the Purchase Agreement, as additional contingent consideration for the Acquisition, if certain milestones with respect to the compound developed by the ENPP1 JV are satisfied, Recursion agreed to issue to Seller a number of Shares equal to the quotient obtained by dividing $12,500,000 by the volume weighted average price of the Class A common stock of the Company over the seven consecutive trading days ending on the day the milestone is met (the “Contingent Shares”), with cash payments to be made or received by Seller or Buyer, as applicable, under circumstances similar to the Initial Shares to the extent net proceeds received by Seller from sales of the Contingent Shares are less than or exceed $12,500,000.

As additional consideration, Seller is entitled to receive certain payments from Recursion if certain development and clinical milestones with respect to the compound developed by the ENPP1 JV are achieved. Recursion also agreed to pay Seller low single digit royalties on annual net sales of certain products developed by the ENPP1 JV.

The Purchase Agreement contains other customary terms including related to milestones, royalties, sale transactions, restrictive covenants and termination.

The foregoing description of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the Purchase Agreement, a copy of which Rallybio expects to file with its Quarterly Report on Form 10-Q for the quarter ending September 30, 2025, and upon filing will be incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 8.01 Other Events.

On July 8, 2025, Rallybio issued a press release announcing the Sale. A copy of the press release is furnished as Exhibit 99.1. to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
99.1	Press release issued by Rallybio on July 8, 2025 regarding the Sale
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALLYBIO CORPORATION

Date:	July 8, 2025	By:	/s/ Jonathan I. Lieber
Jonathan I. Lieber Chief Financial Officer and Treasurer